Exhibit 99.A2




                                     FORM OF

                              DECLARATION OF TRUST

                                       OF

                         NATIONS MASTER INVESTMENT TRUST

                            a Delaware Business Trust

                                January 14, 1999

                          Principal Place of Business:
                            One Bank of America Plaza
                                   33rd Floor
                         Charlotte, North Carolina 28255


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                                                 TABLE OF CONTENTS

                                                     ARTICLE I
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                                                     The Trust

Section 1.1:      Name...............................................................................     1
Section 1.2:      Trust Purpose......................................................................     2
Section 1.3:      Definitions........................................................................     2

                                                    ARTICLE II
                                                     Trustees

Section 2.1:      Number and Qualification...........................................................     4
Section 2.2:      Term and Election..................................................................     4
Section 2.3:      Resignation and Removal............................................................     4
Section 2.4:      Vacancies..........................................................................     5
Section 2.5:      Meetings...........................................................................     5
Section 2.6:      Officers; Chairman of the Board....................................................     6
Section 2.7:      By-Laws............................................................................     6

                                                    ARTICLE III
                                                Powers of Trustees

Section 3.1:      General............................................................................     6
Section 3.2:      Investments........................................................................     6
Section 3.3:      Legal Title........................................................................     7
Section 3.4:      Sale of Interests..................................................................     7
Section 3.5:      Borrow Money.......................................................................     7
Section 3.6:      Delegation; Committees.............................................................     7
Section 3.7:      Collection and Payment.............................................................     7
Section 3.8:      Expenses...........................................................................     8
Section 3.9:      Miscellaneous Powers...............................................................     8
Section 3.10:     Further Powers.....................................................................     8

                                                    ARTICLE IV
                                   Investment Advisory, Administrative Services
                                           and Distribution Arrangements

Section 4.1:      Investment Advisory and Other Arrangements.........................................     9
Section 4.2:      Parties to Contract................................................................     9


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                                                     ARTICLE V
                                             Limitations of Liability

Section 5.1:      No Personal Liability of Trustees, Officers or Employees;
                  Liability of Holders; Indemnification..............................................     9
Section 5.2:      Non-liability of Trustees, etc.....................................................     10
Section 5.3:      Mandatory Indemnification..........................................................     10
Section 5.4:      No Bond Required of Trustees.......................................................     10
Section 5.5:      No Duty of Investigation; Notice in Trust Instruments..............................     10
Section 5.6:      Reliance on Experts, etc...........................................................     11

                                                    ARTICLE VI
                                              Interests in the Trust

Section 6.1:      Interests..........................................................................     11
Section 6.2:      Rights of Holders..................................................................     11
Section 6.3:      Purchase of or Increase in Interests...............................................     12
Section 6.4:      Register of Interests..............................................................     12
Section 6.5:      Notices............................................................................     12

                                                    ARTICLE VII
                                                   Distributions

Section 7.1:      Distributions......................................................................     12
Section 7.2:      Determination of Net Income........................................................     13
Section 7.3:      Dividends and Distributions from Assets Only.......................................     13

                                                   ARTICLE VIII
                                                    Redemptions

Section 8.1:      Redemptions........................................................................     13
Section 8.2:      Redemptions at the Option of the Trust.............................................     15
Section 8.3:      Redemptions and Repurchases from Assets Only.......................................     16

                                                    ARTICLE IX
                                                      Holders

Section 9.1:      Meetings of Holders................................................................     16
Section 9.2:      Notice of Meetings.................................................................     16
Section 9.3:      Record Date for Meetings...........................................................     16
Section 9.4:      Proxies............................................................................     17
Section 9.5:      Reports............................................................................     17
Section 9.6:      Inspection of Records..............................................................     17
Section 9.7:      Voting Powers......................................................................     17
Section 9.8:      Series of Interests................................................................     18

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Section 9.9:      Holder Action by Written Consent...................................................     19
Section 9.10:     No Pre-Emptive Rights; Derivative Suits............................................     20

                                                     ARTICLE X
                             Duration; Termination of Trust; Amendment; Mergers, etc.

Section 10.1:     Duration...........................................................................     20
Section 10.2:     Termination of Trust...............................................................     20
Section 10.3:     Amendment Procedure................................................................     21
Section 10.4:     Merger, Consolidation, Conversion and Sale of Assets...............................     21

                                                    ARTICLE XI
                                                   Miscellaneous

Section 11.1:     Certificate of Designation; Agent for Service of Process...........................     22
Section 11.2:     Governing Law......................................................................     22
Section 11.3:     Counterparts.......................................................................     22
Section 11.4:     Reliance by Third Parties..........................................................     22
Section 11.5:     Provision in Conflict With Law or Regulations......................................     23
Section 11.6:     Trust Only.........................................................................     23
Section 11.7:     Withholding........................................................................     23
Section 11.8:     Headings and Construction..........................................................     23


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                                     FORM OF

                              DECLARATION OF TRUST

                                       OF

                         NATIONS MASTER INVESTMENT TRUST

         This DECLARATION OF TRUST of the NATIONS MASTER INVESTMENT TRUST is made on the 14th day of January, 1999, by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, in their capacity as trustees hereunder, are hereinafter called the "Trustees").

                              W I T N E S S E T H:

         WHEREAS, the Trustees desire to form a business trust under the laws of Delaware for the investment and reinvestment of its assets; and

         WHEREAS, it is proposed that the trust assets be composed of funds contributed thereto by the holders of interests in the trust entitled to ownership rights in the trust;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder, and manage and dispose of the same for the benefit of the holders of interests in the trust and subject to the following terms and conditions.

                                    ARTICLE I

                                    The Trust

         1.1 Name. The name of the trust created hereby (the "Trust") shall be "Nations Master Investment Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or holders of interest in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall not require the approval of the holders of interests in the Trust, but shall have the status of an amendment to this Declaration.

         1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act (defined below).



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         1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

         The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

         The terms "Affiliated Person", "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act.

         "Administrator" shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.1 hereof.

         "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

         "Class" or "Class of Shares" refers to the division of Shares representing any series into two or more classes.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission.

         "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

         "DBTA" shall mean the Delaware Business Trust Act, Del. Code. Ann. tit. 12, ss.ss. 3801-3822, as amended from time to time.

         "Fiscal Year" shall mean an annual period as determined by the Trustees unless otherwise provided by the Code or applicable regulations.

         "Holders" shall mean, as of any particular time any or all holders of record of Interests in the Trust or in Trust Property, as the case may be, at such time.

         "Institutional Investor(s)" shall mean any registered broker/dealer, regulated investment company, segregated asset account, foreign investment company, common or commingled trust fund, group trust or similar organization or entity that is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933.

         "Interest(s)" shall mean the interest of a Holder in the Trust or in Trust Property, as the case may be, including all rights, powers and privileges accorded to Holders in this Declaration.

         "Interested Person" shall have the same meaning as that described in
Section 2(a)(19) of the 1940 Act.

         "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.



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         "Majority Interests Vote" shall mean the vote, at a meeting of the
Holders of Interests in the Trust, or in any series thereof, of the lesser of
(a) 67% or more of the Interests present or represented at such meeting, provided the Holders of more than 50% of the Interests in the Trust, or the affected series, are present or represented by proxy or (b) more than 50% of the Interests in the Trust, or the affected series.

         "Person" shall mean and include individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Registration Statement" shall mean the currently effective Registration Statement of the Trust under the 1940 Act.

         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees. The Trustees may authorize the division of Trust Property into two or more series, in accordance with the provisions of Section 9.8 hereof, in which case all references in this Declaration to the Trust, Trust Property, Interests therein or Holders thereof shall be deemed to refer to each such series, as the case may be, except as the context otherwise requires. Any series of Trust Property shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees. The voting rights of Interests in the Trust Property shall be governed by Section 18(f)(2) of the 1940 Act and Rule 18f-2 thereunder, as amended from time to time, or upon repeal thereof, in such other manner as the Trustees shall establish in the Trust's By-Laws.

         "Series" or "Series of Interest" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Interests of the Trust representing the beneficial interest of Holders in such respective portfolios.

                                   ARTICLE II

                                    Trustees

         2.1 Number and Qualification. The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees



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by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

         2.2 Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in
Section 2.3 below.

         2.3 Resignation and Removal. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the Holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

         2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Chief Operating Officer, if any, the Secretary, an Assistant Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business


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on the ground that the meeting has not been lawfully called or convened. The
Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be one-third (1/3) of the total number of Trustees, but no less than two Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of all the Trustees. If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

         Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Board of Trustees shall provide otherwise. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

         With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

         All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participating in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed consistent with Commission staff releases or interpretations.

         2.6 Officers; Chairman of the Board. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees shall elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman of the Board shall be and the President, Secretary and Treasurer may, but need not, be a Trustee.

         2.7 By-Laws. The Trustees may adopt and, from time to time, amend or repeal the By-Laws for the conduct of the business of the Trust.

                                   ARTICLE III

                               Powers of Trustees

         3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as they deem, in



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their sole discretion, to be proper, convenient or incidental for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustee may be exercised without order of or recourse to any court.

         3.2 Investments. The Trustees shall have power to:

         (a) conduct, operate and carry on the business of an investment company;

         (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including forward contracts and securities, including common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, options, futures contracts, and other securities, shares or interests, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trustees may determine to invest.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.


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 Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4 Sale of Interests. Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Interests including Interests in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or other assets of the appropriate series or class of Interests, whether capital or surplus or otherwise.

         3.5 Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

         3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owned to the Trust; and to enter into releases, agreements and other instruments.

         3.8 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable (and subject to any limitations in the 1940 Act), and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

         3.9 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) to cause the Trust or any series thereof to enter into joint ventures, partnerships, limited liability companies and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies (including, but not limited to, fidelity bonding and errors and omission) insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any



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such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust, or any series thereof, and the method by which its accounts shall be kept; and (h) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         3.10 Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries, and to do all such other things and execute all such instruments as they deem necessary, proper, desirable, convenient or incidental in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

                                   ARTICLE IV

                  Investment Advisory, Administrative Services
                        and Placement Agency Arrangements

         4.1 Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory, administrative services (including transfer and dividend disbursing agency services), distribution, fiduciary (including custodian), placement agency, shareholder servicing and/or other service contracts or agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment advisory, administrative, distribution, fiduciary, placement agency, shareholder servicing and/or other services as the Trustees shall, from time to time, consider desirable or convenient and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.


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         4.2 Parties to Contract. Any contract or agreement of the character described in Section 4.1 of this Article IV or in the By-Laws of the Trust may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an employee, officer, director, trustee, shareholder, or member of such other party to the contract or agreement, and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or agreement or accountable for any profit realized directly or indirectly therefrom, provided that the contract or agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws.

                                    ARTICLE V

                            Limitations of Liability

         5.1 No Personal Liability of Trustees, Officers or Employees; Liability of Holders; Indemnification. No Trustee, officer or employee of the Trust, when acting in such capacity, shall be subject to any personal liability whatsoever, in his or her official or individual capacity to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer or employee of the Trust arising in connection with the affairs of the Trust.

         5.2 Non-liability of Trustees, etc. No Trustee, officer or employee of the Trust shall be liable to the Trust, Holders of Interests therein, or to any Trustee, officer or employee thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

         5.3 Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers and employees (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer or employee, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial type inquiry), that he or she did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he or she may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he or she is not entitled to such indemnification.

         5.4 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.

         5.5 No Duty of Investigation; Notice in Trust Instruments. No purchaser, lender, or other Person dealing with the Trustees or any officer or employee of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer or employee or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in his or her capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.6 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                             Interests in the Trust

         6.1 Interests. The Interests of the Trust shall be issued in one or more series as the Trustees may, without Holder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series at all times shall be divided into Interests, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Interest of the same series, none having priority or preference over another. The Trustees may, without Holder approval, divide Interests of any series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including conversion right, if any) as the Trustees may determine. The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Trustees may divide, without Holder approval, or combine the Interests of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class.

         6.2 Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Interests shall be personal property giving only the rights in this Declaration specifically set forth.

         6.3 Purchase of or Increase in Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests by such party or parties (or increase in the Interest of a Holder) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may determine in their sole discretion, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

         6.4 Register of Interests. A register shall be kept at the Trust under the direction of the Trustees which shall contain the names and addresses of the Holders. Each such register shall be conclusive as to who are the Holders of each series of Interests in the Trust and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

         6.5 Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.

                                   ARTICLE VII

                                  Distributions

         7.1 Distributions. The Trustees shall distribute periodically to the Holders of each series of Interests an amount approximately equal to the net income of that series, determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Interests, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Holders of any one or more series as of a record date or dates determined by the Trustees, in Interests, cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the series or all or part of any other property of the Trust attributable to the series. Each distribution pursuant to this Section 7.1 shall be made ratably according to the number of Interests of the series held by the several Holders on the record date for such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that series, and any distribution to the Holders of a particular class of Interests shall be made to such Holders pro rata in proportion to the number of Interests of such class held by each of them. No distribution need be made on Interests purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

         7.2 Determination of Net Income. In determining the net income of each series or class of Interests for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period, and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The net income of each series or class for any period may be adjusted for amounts included on account of net income in the net asset value of Interests issued or redeemed or repurchased during that period. In determining the net income of a series or class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree.

         7.3 Dividends and Distributions from Assets Only. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to the Interests of any series shall be effected by the Trust other than from the assets of such series.

                                  ARTICLE VIII

                                   Redemptions

         8.1 Redemptions. Any Holder shall be entitled to require the Trust to redeem and the Trust shall be obligated to redeem at the option of such Holder all or any part of the Interests owned by said Holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

         (a) Certificates for Interests, if issued, shall be presented for redemption in proper form to the Trust or the agent of the Trust appointed for such purpose, and shall be presented with a written request that the Trust redeem all or any part of the Interests represented thereby.

         (b) The redemption price per Interest shall be the net asset value per Interest when next determined by the Trust at such time or times as the Trustees shall designate, following the time of presentation of certificates of Interests, if issued, and an appropriate request for redemption, or such other time as the Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Trustees, less any applicable charge or fee imposed from time to time as determined by the Trustees.

         (c) Net asset value of each series or class of Interests (for the purpose of issuance of Interests as well as redemptions thereof) shall be determined by dividing:

                           (i) the total value of the assets of such series or class determined as provided in paragraph (d) below less, to the extent determined by or pursuant to the direction of the Trustees in accordance with generally accepted accounting principles, all debts, obligations and liabilities of such series or class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, or otherwise, and the price of Interests redeemed but not paid for) but excluding the Trust's liability upon its Interests and its surplus, by

                          (ii) the total number of Interests of such series or class outstanding.

         The Trustees are empowered, in their absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by them to be necessary to enable the Trust to comply with applicable law, or are deemed by them to be desirable, provided they are not inconsistent with any provision of the 1940 Act.

         (d) In determining for the purposes of this Declaration of Trust the total value of the assets of each series or class of Interests at any time, investments and any other assets of such series or class shall be valued in such manner as may be determined from time to time by or pursuant to a resolution of the Trustees.

         (e) Payment of the redemption price by the Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the Trust shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the Interests are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made and, except as postponement of the date of payment may be permissible under the 1940 Act.

         Pursuant to the resolution of the Trustees, the Trust may deduct from the payment made for any Interests redeemed a liquidating charge not in excess of an amount determined by the Trustees from time to time.

         (f) The right of any Holder of Interests redeemed by the Trust as provided in Article VII to receive dividends or distributions thereon and all other rights of such Holder with respect to such Interests shall terminate at the time as of which the redemption price of such Interests is determined, except the right of such Holder to receive (i) the redemption price of such Interests from the Trust in accordance with the provisions hereof, and (ii) any dividend or distribution to which such Holder previously had become entitled as the record holder of such Interests on the record date for such dividend or distribution.

         (g) Redemption of Interests by the Trust is conditional upon the Trust having funds or other assets legally available therefor.

         (h) The Trust, either directly or through an agent, may repurchase its Interests, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Interest as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less any applicable charge, if and as fixed by the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.

         (i) Interests purchased or redeemed by the Trust shall be cancelled or held by the Trust for reissue, as the Trustees from time to time may determine.

         (j) The obligations set forth in this Article VIII may be suspended or postponed: (i) for any period (1) during which the New York Stock Exchange is closed other than for customary weekend and holiday closing, or (2) during which trading on the New York Stock Exchange is restricted, (ii) for any period during which an emergency exists as a result of which (1) the disposal by the Trust of investments owned by it is not reasonably practicable, or (2) it is not reasonably practicable for the Trust to fairly determine the value of its net assets, or (iii) for such other periods as the Commission or any successor governmental authority by order may permit.

         Notwithstanding any other provision of this Article VIII, if certificates representing such Interests have been issued, the redemption or repurchase price need not be paid by the Trust until such certificates are presented in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made to the Trustees.

         8.2 Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Interests of any Holder at the net asset value thereof as determined in accordance with Article VIII of this Declaration of Trust: (a) if at such time such Holder owns fewer Interests than, or Interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (b) to the extent that such Holder owns Interests of a particular series or class of Interests equal to or in excess of a percentage of the outstanding Interests of that series or class determined from time to time by the Trustees; or (c) to the extent that such Holder owns Interests of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Interests of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

         8.3 Redemptions and Repurchases from Assets Only. No redemption or repurchase of Interests of any series shall be effected by the Trust other than from the assets of such series.
                                   ARTICLE IX

                                     Holders

         9.1 Meetings of Holders. Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests in the Trust, or, with respect to a Meeting of the Holders of one or more series, not less than 10% of the Interests of the affected series, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests in the Trust, or with respect to a Meeting of the Holders of one or more series, holders of one-third of the Interests of that series, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust require a greater number of affirmative votes.

         9.2 Notice of Meetings. Written or printed notice of all meetings of the Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees either by presenting it personally to a Holder, leaving it at his or her residence or usual place of business, or by mailing it to a Holder, at his or her registered address, at least 20 business days and not more than 90 business days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Holder at his or her address as it is registered with the Trust, with postage thereon prepaid. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         9.3 Record Date for Meetings For the purpose of determining the Holders who are entitled to notice of any to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Holders of record for such purposes.

         9.4 Proxies At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Interest, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         9.5 Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually, interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

         9.6 Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours and for any purpose not harmful to the Trust.

         9.7 Voting Powers. The Holders shall have power to vote only (a) for the election of Trustees as contemplated by Section 2.2 hereof, (b) with respect to any investment advisory contract as contemplated by Section 4.1 hereof, (c) with respect to termination of the Trust as provided in Section 10.2 hereof, (d) with respect to any amendment of the Declaration to the extent and as provided in Section 10.3 hereof, (e) with respect to any merger, consolidation, conversion or sale of assets as provided in Section 10.4 hereof, (f) with respect to incorporation of the Trust to the extent and as provided in Section
10.4 hereof, and (g) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, DBTA, or any other law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each Holder shall be entitled to vote based on the ratio its Interest bears to the Interests of all Holders entitled to vote. Until Interests are issued, the Trustees may exercise all rights of Holders and may take any action required by law, the Declaration or the By-Laws to be taken by Holders. The By-Laws may include further provisions for Holders' votes and meetings and related matters.

         9.8 Series of Interests. If the Trustees shall divide the Trust Property into two or more series the following provisions shall be applicable:

         (a) All consideration received by the Trust for the issue or sale of Interests of a particular series together with all Trust Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there is any Trust Property, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes.

         (b) The Trust Property belonging to each particular series shall be charged with the debts, liabilities and obligations of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders. The assets of a particular series of the Trust shall, under no circumstances, be charged with the debts, liabilities, obligations and expenses attributable to any other series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.

         (c) The power of the Trustees to pay dividends and make distributions shall be governed by Article VII of this Declaration with respect to the Interests in the Trust immediately prior to the establishment of two or more series. With respect to any series, dividends and distributions on Interests may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of Interests in that series, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that series as the Trustee may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Interests in a particular series shall be distributed pro rata to the Holders of Interests in that series in proportion to the total outstanding Interests in that series held by such Holders at the date and time of record establishment for the payment of such dividends or distribution.

         (d) The Interests in a series of the Trust shall represent beneficial interests in the Trust Property belonging to such series. Each Holder of Interests in a series shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such series. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a Holder of Interests in a series, such Holder shall be paid solely out of the funds and property of such series of the Trust. Upon liquidation or termination of a series of the Trust, Holders of Interests in such series shall be entitled to receive a pro rata share of the Trust Property belonging to such series. A Holder of Interests in a particular series of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other series or the Holders of Interests in any other series of the Trust.

         (e) Notwithstanding any other provision hereof, if the Trust Property has been divided into two or more series, then on any matter submitted to a vote of Holders of Interests in the Trust, all Interests then entitled to vote shall be voted by individual series, except that (i) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual series, and (ii) when the Trustees have determined that the matter affects only the interests of Holders of Interests in a limited number of series, then only the Holders of Interests in such series shall be entitled to vote thereon. Except as otherwise provided in this Article IX, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series of Interests.

         (f) The establishment and designation of any series of Interests shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. The Trustees may, in any such instrument, designate a separate business purpose or investment objective for any such series. At any time that there are no Interests outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number terminate that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

         (g) There shall initially be five series of Interests designated as "Nations Blue Chip Master Portfolio," "Nations Intermediate Bond Master Portfolio," "Nations Marsico

Focused Equities Master Portfolio," "Nations Marsico Growth & Income Master Portfolio," "and Nations International Equity Master Portfolio." Each such series will consist of an unlimited number of Interests, and shall have the rights and privileges as set forth herein.

         9.9 Holder Action by Written Consent. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders.

         9.10 No Pre-Emptive Rights; Derivative Suits. Holders shall have no pre-emptive or other rights to subscribe for any additional Interests or other securities issued by the Trust or any series thereof. No action may be brought by a Holder on behalf of the Trust unless Holders owning no less than 20% of the then outstanding Interests join in the bringing of such action.

                                    ARTICLE X

                         Duration; Termination of Trust;
                            Amendment; Mergers, Etc.

         10.1 Duration. Subject to possible termination or dissolution in accordance with the provision of Section 10.2, the Trust created hereby shall continue perpetually pursuant to Section 3808 of the DBTA.

         10.2     Termination of Trust.

         (a) The Trust may be terminated (i) by the affirmative vote of the Holders of not less than two-thirds of the Interests in the Trust at any meeting of the Holders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of not less than two-thirds of such Interests, or (ii) by the Trustees by written notice to the Holders. Upon any such termination:

              (1) The Trust shall carry on no business except for the purpose of winding up its affairs.

              (2) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of the total Interests entitled to vote.



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


               (3) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights.

         (b) Upon termination of the Trust and distribution to the Holders as herein provided, a majority of the Trustees shall (i) execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and (ii) execute and file with the Delaware Secretary of State a certificate of cancellation in accordance with the DBTA. Upon termination of the Trust, the Trustees shall thereon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

    10.3     Amendment Procedure.

         (a) This Declaration may be amended by the vote of Holders holding more than 50% of the total Interests entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the vote of Holders holding more than 50% of the total Interests entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Holders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of the 1940 Act, the Code, DBTA, or any other applicable Federal laws or regulations, but the Trustees shall not be liable for failing to do so.

         (b) No amendment may be made, under Section 10.3(a) above, which would change any rights with respect to any Interest in the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with a Majority Interests Vote.

         (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         10.4 Merger, Consolidation, Conversion and Sale of Assets. The Trust, or any series thereof, may (a) merge or consolidate with or into one or more business trusts or other business entities (as defined in the DBTA) or any other organization formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction, (b) convert to a common-law trust, a general partnership (including a registered limited liability partnership), a limited partnership (including a registered limited liability limited partnership) or a limited liability company organized, formed or created under the laws of the State of Delaware, or (c) sell, lease or exchange all or substantially all of its


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


property, including its good will, in each such case, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees and, at any meeting of Holders called for the purpose, by a Majority Interests Vote, or by an instrument or instruments in writing without a meeting, consented to by a Majority Interests Vote. In accordance with
Section 3815(f) of the DBTA, an agreement of merger or consolidation may effect any amendment to the Declaration or By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust.

                                   ARTICLE XI

                                  Miscellaneous

         11.1 Certificate of Designation; Agent for Service of Process. The Trust shall file, in accordance with Section 3812 of the DBTA, in the office of the Secretary of State of the State of Delaware, a certificate of trust, in the form and with such information required by Section 3810 by the DBTA and executed in the manner specified in Section 3811 of the DBTA. In the event the Trust does not have at least one Trustee qualified under Section 3807(a) of the DBTA, then the Trust shall comply with Section 3807(b) of the DBTA by having and maintaining a registered office in Delaware and by designating a registered agent for service of process on the Trust, which agent shall have the same business office as the Trust's registered office. The failure to file any such certificate, to maintain a registered office, to designate a registered agent for service of process, or to include such other information shall not affect the validity of the establishment of the Trust, the Declaration, the By-Laws or any action taken by the Trustees, the Trust officers or any other Person with respect to the Trust except insofar as a provision of the DBTA would have governed, in which case the Delaware common law governs.

         11.2 Governing Law. This Declaration is executed by all of the Trustees and delivered with reference to the DBTA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws). Reference shall be specifically made to DBTA as to the construction of matters not specifically covered herein or as to which an ambiguity exists (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable Federal securities laws).

         11.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         11.4 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of


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


this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         11.5     Provisions in Conflict With Law or Regulations.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DBTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         11.6 Trust Only. It is the intention of the Trustees to create only a business trust under the DBTA with the relationship of Trustee and beneficial owner between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust. Nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

         11.7 Withholding. Should any Holder be subject to withholding pursuant to the Code, or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Declaration of Trust. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

         11.8 Headings and Construction. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.



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



         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the ___ day of January, 1999.



______________________________________
Edmund L. Benson, III, Trustee


______________________________________
James Ermer, Trustee


______________________________________
William H. Grigg, Trustee


______________________________________
Thomas F. Keller, Trustee


______________________________________
Carl E. Mundy, Jr., Trustee


______________________________________
A. Max Walker, Trustee


______________________________________
Charles B. Walker, Trustee


______________________________________
Thomas S. Word, Trustee


______________________________________
James B. Sommers, Trustee



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